EXHIBIT 4.2



                          SUPPLEMENTAL INDENTURE NO. 5


                          dated as of October 25, 2000

                                      among

                      TRIARC CONSUMER PRODUCTS GROUP, LLC,
                          SNAPPLE BEVERAGE GROUP, INC.,
                                   as Issuers,


                                   RCAC, LLC,
                            PROMOCIONES HOLDINGS, LLC
                            as Subsidiary Guarantors

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee


                           --------------------------

                   10 1/4% Senior Subordinated Notes due 2009

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                                                                               2


                  THIS SUPPLEMENTAL INDENTURE No. 5 (this "Supplemental Indenture"), dated as of October 25, 2000, among TRIARC CONSUMER PRODUCTS GROUP, LLC, a Delaware limited liability company (the "Company"), SNAPPLE BEVERAGE GROUP, INC. a Delaware corporation formerly known as Triarc Beverage Holdings Corp. ("Snapple," and together with the Company, the "Issuers"), RCAC, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("RCAC"), PROMOCIONES HOLDINGS, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company ("PH"), and THE BANK OF NEW YORK, as Trustee (the "Trustee").

                                    RECITALS

                  WHEREAS, the Issuers, the Subsidiary Guarantors party thereto, and the Trustee entered into the Indenture, dated as of February 25, 1999 (as supplemented by Supplemental Indenture No. 1 dated as of February 26, 1999, Supplemental Indenture No. 2 dated as of September 8, 1999, Supplemental Indenture No. 3 dated as of December 6, 1999, and Supplemental Indenture No. 4 dated as of January 2, 2000, and as otherwise amended, supplemented and modified from time to time, the "Indenture"), relating to the Issuers' 10 1/4% Senior Subordinated Notes due 2009 (the "Notes");

                  WHEREAS, each of RCAC and PH is a newly created Domestic Restricted Subsidiary of the Company, and Section 4.18 of the Indenture provides that any such created Domestic Restricted Subsidiary shall become a Subsidiary Guarantor by executing an indenture supplemental to the Indenture providing for the Subsidiary Guaranty;

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), between RC/Arby's Corporation, a Delaware corporation and a Subsidiary Guarantor ("RC/Arby's"), and RCAC, RC/Arby's will merge (the "Merger") with and into RCAC, with RCAC surviving as a wholly owned subsidiary of the Company;

                  WHEREAS, RC/Arby's is a Material Subsidiary Obligor and
Section 5.03(a) of the Indenture provides that no Material Subsidiary Obligor shall consolidate with or merge with or into any Person without complying with
Section 5.03(a)(i), (ii) and (iii), unless the surviving Person is a Person that is or becomes a Subsidiary Guarantor concurrently with such transaction and is a wholly Owned Subsidiary;

                  WHEREAS, RCAC is a Wholly Owned Subsidiary and by this Supplemental Indenture shall become a Subsidiary Guarantor.

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                                                                               3


                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties hereto hereby agree as follows:

                  Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

                  Section 2. Each of RCAC and PH, by its execution of this Supplemental Indenture, hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Subsidiary Guarantors including, but not limited to, Article 13.

                  Section 3. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Section 4. The recitals herein contained are made by the Issuers, and the Trustee assumes no responsibility for the correctness thereof.

                  Section 5. This Supplemental Indenture may be signed in various counterparts which together shall constitute one and the same instrument.

                  Section 6. This Supplemental Indenture is an amendment supplemental to the Indenture and said Indenture and this Supplemental Indenture shall henceforth be read together.

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                                                                               4


                  IN WITNESS WHEREOF, the parties have duly executed and delivered this Supplemental Indenture or have caused this Supplemental Indenture to be duly executed on their respective behalf by their respective officers thereunder duly authorized, as of the day and year first above written.


                                   TRIARC CONSUMER PRODUCTS
                                     GROUP, LLC, as Issuer


                                   By:  /s/ John L. Barnes, Jr.
                                        ---------------------------------------
                                        Name:  John L. Barnes, Jr.
                                        Title: Executive Vice President


                                   SNAPPLE BEVERAGE GROUP, INC.,
                                     as Issuer


                                   By:  /s/ John L. Barnes, Jr.
                                        ---------------------------------------
                                        Name:  John L. Barnes, Jr.
                                        Title: Executive Vice President


                                   RCAC, LLC,
                                   as a Subsidiary Guarantor


                                   By:  /s/ Brian L. Schorr
                                        ---------------------------------------
                                        Name:  Brian L. Schorr
                                        Title: Executive Vice President


                                   PROMOCIONES HOLDINGS, LLC
                                   as a Subsidiary Guarantor


                                   By:  /s/ Brian L. Schorr
                                        ---------------------------------------
                                        Name:  Brian L. Schorr
                                        Title: Executive Vice President


                                   THE BANK OF NEW YORK, as Trustee


                                   By:  /s/ Julie Salovitch-Miller
                                        ---------------------------------------
                                        Name:  Julie Salovitch-Miller
                                        Title: Vice President